SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

October 24, 2017

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Suite 2200, Miami, FL, 33131
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NOTE ABOUT FORWARD LOOKING STATEMENTS

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include the risks noted under “Item 1A Risk Factors.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01	Entry into a Definitive Material Agreement.

On October 24, 2017, Next Group Holdings Inc. (“NXGH” or the “Company”) received 100% of all outstanding shares of Limecom, Inc., as per the acquisition agreement which was effective as of October 20, 2017. NXGH through its wholly-owned subsidiary, Next Group Acquisition Inc., purchased all of the issued and outstanding shares of LimeCom Inc. (“LimeCom”), a Florida corporation, from Heritage Ventures Limited (“Heritage”). LimeCom is engaged in the global telecommunications business. The Stock Purchase Agreement (“Agreement”) with Heritage provided for the payment of 51,804,809 shares of NXGH restricted common stock and the sum of $2,000,000 for the shares of LimeCom. The cash component of the purchase price is payable within eight (8) months from the closing date. 10,360,800 shares of NXGH stock will be held in escrow for a period of eight (8) months in the event that any unknown or undisclosed claims are made against LimeCom. The Company is required to deliver the shares of NXGH stock to the Purchaser and the Escrow Agent within ten (10) days of the closing date. The acquisition is further provides that LimeCom must achieve $125,000,000 in revenues in fiscal year 2017, and $2,500,000 in EBITA. In the event that Limecom does not achieve these amounts, the Company wlll pay according to the formula written in the Agreement.. The Company and Heritage have a mutual right of rescission if the $2,000,000 is not paid or any unknown or undisclosed material claims are made against Limecom. as set forth in the Agreement.

As a part of the Agreement, Orlando Taddeo, President and CEO of LimeCom, and principal stockholder of Heritage, has agreed to enter into an Employment Agreement with LimeCom to be the President and CEO of LimeCom for all LimeCom business operations outside of the U.S., until such time as he qualifies to work in the U.S. His Employment Agreement further provides that his Agreement will be the same as that of Arik Maimon, CEO of NXGH. He will also be appointed a Director of NXGH. Mr. Taddeo has been Director & CEO of LimeCom for the past 5 years, and has been in the global telecommunications business since 1998.  He has also recently held the following positions: Managing Partner Heritage Ventures (Ireland), Founder and Investor in LinkALL since February 2014.

On prior occasion, on October 10, 2017, the Company and LimeCom co-signed a letter agreement confirming the commitment by Limecom to lend NXGH. the aggregate sum of $513,872 over a period of eight months to assure that payment would be made to the three major convertible noteholders that signed redemption agreements with the Company. The Company and major convertible noteholders agreed that the Limecom funds would be available in the event the acquisition was not completed for any reason.

Completion of a requirement for the Stock Purchase Agreement was achieved on October 10, 2017 when Marcum LLP issued an opinion on Limecom’s Audited financial statements for the years ended December 31, 2016 and 2015. These documents are attached to this 8k.

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure in Item 1.01 is incorporated herein by reference.

2

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.01	Acquisition Agreement by and among Next Group Holdings Inc., Next Group Acquisition Inc., Heritage Ventures Limited and LimeCom Inc. dated September 19, 2017 and amended on October 19, 2017

10.02	Letter agreement dated October 10, 2017 Loan Commitment by Limecom

99.01	Limecom Audited Financial Statement for Fiscal Years 2015 and 2016 and Updated Unaudited Limecom Financial Statements

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 26, 2017	NEXT GROUP HOLDINGS, INC.

		By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

		By:	/s/ Michael De Prado
Michael De Prado
President, CFO & COO

4